Exhibit 99.3

December 31, 2006

Mr. Fritz von Mering

50 Robinhood Road

Winchester, MA 01890

Dear Fritz:

In connection with the termination of your employment with bcgi (the “Company”) on December 31, 2006, you are eligible to receive severance benefits if you sign and return this letter agreement to Ina Lavin by February 14, 2007 in the enclosed envelope and it becomes binding between you and the Company. By signing and returning this letter agreement and not revoking your acceptance, you will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with an attorney before signing this letter agreement and you may take up to forty-five (45) days to do so. If you sign this letter agreement, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter agreement will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

If you choose not to sign this letter agreement by February 14, 2007 or if you revoke your acceptance of this letter agreement during the revocation period, you shall not receive any severance benefits from the Company. Also, regardless of signing this letter agreement, you will receive four weeks of accrued vacation pay with your December 31, 2006 paycheck and you may elect to continue receiving group medical insurance pursuant to the federal “COBRA” law, 29 U.S.C. § 1161 et seq. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long-term disability, will cease upon your Termination Date. Finally, your eligibility for any benefits under the Company’s Supplemental Executive Retirement Plan (SERP) shall be governed by the applicable plan documents, including the Supplemental Executive Retirement Agreement dated November 1, 2002, as amended by an Amendment to Boston Communications Group, Inc. Supplemental Executive Retirement Agreement Founders’ Agreement to be executed in the form provided to your legal counsel concurrently with this Agreement (the “SERP Agreement”). The exact amount to be paid under the SERP Agreement is determined by the SERP Plan documents based on certain actuarial calculations which will be available in January 2007. The anticipated amount to be paid you under the SERP Agreement is approximately $605,000 by January 31, 2007 and approximately $275,000 by July 31, 2007. The following numbered paragraphs set forth the terms and conditions which will apply if you timely sign and return this letter agreement and do not revoke it within the seven (7) day period:

2. Termination Date - Your effective date of termination from the Company is December 31, 2006 (the “Termination Date”). During the time period between the date of this letter and the Termination Date, you shall remain employed by the Company but you shall not and may not perform any work or otherwise act on behalf of the Company, except as specifically requested by an officer of the Company. You acknowledge that during this time period, you will continue to receive your current pay and benefits. The termination of your employment with the Company shall not affect your status as a member of the Company’s Board of Directors, which shall continue until such time as you or the Board otherwise determine; provided, however, that you shall not receive a Director stipend while you serve as a Director until the end of the Severance Period (January 31, 2008).

3. Description of Severance Benefits - The severance benefits paid to you if you sign and return this letter agreement, and do not revoke your agreement during the seven day revocation period are as follows:

(A) The Company will pay you $264,209 (two hundred sixty-four thousand, two hundred and nine dollars), less all applicable state and federal taxes (the “Severance Pay”). This Severance Pay will be paid in one lump-sum eight (8) days after the execution of this letter agreement but not earlier than January 5, 2007.

(B) Effective as of the Termination Date, you shall be considered to have elected to continue receiving group medical and dental insurance pursuant to the federal “COBRA” law, 29 U.S.C. § 1161 et seq. The Company shall continue to pay the share of the premium for such coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage though January 31, 2008. The remaining balance of any premium costs, and all premium costs after January 31, 2008, shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits, and to complete the appropriate enrollment form.

(C) You will receive a payment of $24,100.00 dollars (twenty-four thousand one hundred dollars) under the Company’s Management Incentive Compensation bonus and profit sharing program (MIC) for 2006, less all applicable state and federal taxes. This payment shall be made with the Severance Pay.

(D) Company-paid outplacement services will also be offered. . You will be eligible to receive up to $15,000 of individualized outplacement services and/or training provided by vendor(s) of your choice. If this amount is to be paid directly to the outplacement services and/or training vendor, such benefit should not be considered wages. Similarly, if this amount is paid as a reimbursement to you, such benefit should not be a W-2 (wages) or 1099 (miscellaneous compensation) transaction, and therefore will not be taxable income to you. “Outplacement services and/or training” are defined to include the following:

i.	Individual consultations with the career consultants of your choice;

ii.	General use of any career services vendor, including the use of vendor office support and facilities, research services, and resume and business card printing;

iii.	Customized services for career transition and job search implementation; and

iv.	Any additional training, including courses, certifications, seminars and other employment related programs that you choose to utilize in your job search.

(E) The Company will reimburse you for up to $3,500 in attorney’s fees that you incur for review of this letter agreement.

3. Release - In consideration of the payment of the severance benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which you ever had or now have against the Released Parties, including, but not limited to, those claims arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. 1514(A), and the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105(d) ; all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

4. Non-Disclosure, Non-Competition and Non-Solicitation Obligations – You understand and agree that as a condition for payment to you of the severance benefits herein described:

(A) Confidential Information. You agree that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Confidential Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Confidential Information may include those products, processes, methods, techniques, developments, plans, research data, financial data, personnel data, computer programs, and customer and supplier lists which the Company has kept confidential, and which are not publicly known or used. Confidential Information shall not include information that was in the public domain other than as a result of a breach of an obligation herein. You agree that you will not disclose any such Confidential Information to others outside the Company or use the same for any unauthorized purpose without written approval of the Company, either during or after employment, unless and until such Confidential Information has become public knowledge without fault by you. You further agree that your obligation not to disclose or use information and records of the types set forth in this paragraph also extends to such types of information, records and tangible property of customers of the Company or other third parties who may have disclosed or entrusted the same to the Company or to you in confidence in the course of the Company’s business and which are not public knowledge.

(B) Non-Competition. You agree that you will not, through the period ending on January 31, 2008, either as an employee, employer, consultant, agent, principal, partner, stockholder (holding a financial interest in a significant supplier or significant customer of the Company, other than an investment representing less than one percent (1%) of the outstanding shares of a publicly-held company or less than five percent (5%) of the outstanding shares of a privately-held company), corporate officer, director, or in any other individual or representative capacity (“directly or indirectly”), either (i) engage or participate in any business that is in competition in any manner whatsoever with the business of the Company or (ii) have any professional contract or relationship with any accounts of the Company for yourself, directly or indirectly, or with or in conjunction with any other person, persons, firms, company, partnership or corporation engaged in any business that is in competition in any manner with the business of the Company or from time to time handled by the Company during the term of your employment with the Company.

As used in this context, “business of the Company” means provision of prepaid and postpaid billing, payments and access management to wireless data and communications operators.

(C) Non-Solicitation of Employees. You agree that you will not, through the period ending on January 31, 2008:(i) induce or attempt to induce any person who is or was during the term of your employment with the Company, and for a period of one year thereafter, an employee, consultant, or independent contractor of the Company, to terminate such person’s employment or other relationship with the Company; or (iii) induce or attempt to induce any person who is or was during the term of your employment with the Company, and for a period of one year thereafter, a customer or client of the Company, or who otherwise is a contracting party with the Company, to terminate such person’s relationship with the Company.

(D) Equitable Remedies. You acknowledge that the restrictions contained in this paragraph 4 are necessary for the protection of the business and goodwill of the Company, and consider the restrictions to be reasonable for such purpose. You agree that any breach of this paragraph 4 is likely to cause the Company irreparable damage, and therefore, in the event of such a breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

5. Cooperation – You agree to cooperate with the Company in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company. Your cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by the Company at mutually agreeable times and at locations mutually convenient to you and the Company. You agree to make your Company issued laptop, which you are entitled to keep in accordance with Paragraph Six (6) below, available to the Company for removal or backup, or both, of Company confidential information and removal of any Company licensed software that is licensed on a site basis, or is otherwise not transferable to a non-employee. You also agree to cooperate with the Company in the transitioning of your work, and that you will be available to the Company for this purpose or any other purpose reasonably requested by the Company. You will not receive any additional compensation for this cooperation unless the time required exceeds one (1) business day in any week, or more than fifteen (15) business days in any six (6) month period.

6. Return of Company Property - You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (other than the laptop and printer, which you are permitted to retain), Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those which you developed or helped develop during your employment. You will return your Blackberry to the Company no later than January 1, 2007. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

7. Business Expenses and Compensation - You acknowledge that you have been reimbursed by the Company or submitted necessary documentation to the Company for reimbursement for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You will include in your final expense report, to be reimbursed by the Company, the amount that you paid for your Cingular Wireless phone bill for the month of December. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company and that no other compensation is owed to you, and you agree that any personal expenses charged to your Company card will be paid by you.

8. Non-Disparagement - You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition.

9. Indemnity – The Company agrees to indemnify you for actions taken or not taken by you in the course of your employment with the Company on or before the date hereof, in the same manner and to the same extent as an officer of the Company as fully set forth and described in the Restated Articles of Organization of the Company dated June 21, 1996 and filed with the Office of the Massachusetts Secretary of State. The Company will provide you with a copy of the coverage page of the Company’s professional liability insurance policy for officers and directors for your records. You acknowledge that such indemnification will not be available to you if a final adjudication determines that you did not act in good faith in the reasonable belief that any such action or inaction was in the best interests of the Company. In addition, any reasonable legal fees incurred by you with regard to the defense of an indemnified claim will be reimbursed by the Company.

The general indemnity provided above for your conduct as an employee does not apply to indemnity for tax consequences related to exercised or unexercised stock options granted by the Company. It may be necessary for employees and officers of the Company to agree to the cancellation of some or all of their unexercised and outstanding vested or unvested Company stock option grants if it is ultimately determined by management and its outside auditors that options were granted to you by the Company at a price below fair market value on the date of grant (“Option Issue”). You agree to accept that determination when made, and to execute any document or instrument that may be necessary to effect the cancellation of those affected options. In exchange for your agreement and execution of the required instruments of cancellation, the Company agrees to indemnify you from any ultimately unabated income tax, including penalties and interest on such tax that might be assessed against you by the Internal Revenue Service and/or the Massachusetts Department of Revenue, exclusively and directly resulting from changes in the Option Issue date. This Option Issue indemnity does not extend to any tax preparation or other professional legal or tax advisory fees that you may incur related to the tax treatment of Company stock options.

10. Letter of Reference – The Company follows a neutral reference policy, but will not restrict or prohibit any Company employee from providing you with a favorable letter of reference, at your request, in their own name, based on their observation of your work while you were a Company employee, so long as the employee makes clear they are not speaking on behalf of the Company (on account of the Company’s neutral reference policy).

11. Amendment - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

12. Waiver of Rights - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13. Validity - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

14. Confidentiality - To the extent permitted by law, you understand and agree that as a condition for payment to you of the severance benefits herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

15. Nature of Agreement - You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

16. Tax Provision - In connection with the severance benefits provided to you pursuant to this letter agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the severance benefits provided for herein.

17. Eligibility for Severance Program - Attached to this letter agreement as Attachment A is a description of (i) any class, unit or group of individuals covered by the program of severance benefits which the Company has offered to you, and any applicable time limits regarding such severance benefit program; and (ii) the job title and ages of all individuals eligible or selected for such severance benefit program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or who were not selected for such severance benefit program.

18. Acknowledgments - You acknowledge that you have been given at least forty-five (45) days to consider this letter agreement, including Attachment A, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this letter agreement you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

19. Voluntary Assent - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement, including Attachment A, with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

20. Applicable Law - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

21. Entire Agreement - This letter agreement, including Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 4. So long as you are a member of the Board of Directors of the Company, this agreement and the obligations to the Company stated herein will be viewed as separate and distinct from the standard of loyalty and your responsibilities that you may have as a Director.

If you have any questions about the matters covered in this letter agreement, please call Ina Lavin at 781-904-5266.

Very truly yours,

Boston Communications Group, Inc.

By:	/s/ Ina Lavin
Name:	Ina Lavin
Title:	Senior Manager, Human Resources

I hereby agree to the terms and conditions set forth above and in Attachment A. I have been given at least forty-five (45) days to consider this letter agreement (including Attachment A) and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

/s/ Fritz von Mering	Date January, 4, 2007
Fritz Von Mering

To be returned by February 14, 2007

ATTACHMENT A

OLDER WORKERS BENEFIT PROTECTION ACT

NOTICE TO EMPLOYEES

As a result of the Company’s decision to adopt a new organizational structure, the Company has determined that it is necessary to reduce the size of the executive management team. In selecting employees in senior management for termination and eligibility for this severance program, the Company reviewed its changing business model and its future business needs. In connection with the severance program, you are being provided with information as to: (i) any class, unit or group of individuals terminated and covered by such program, any eligibility factors for such termination and, therefore, eligibility for such program, and any time limits applicable to such program; and (ii) the job title and ages of all individuals terminated and, therefore eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not terminated and, therefore are not eligible or selected for the program.

The Company determined that all employees in the classes, units or departments in the chart below would be eligible for the severance program. All persons who are being terminated in this reduction in force have been selected for the program and their job titles and ages have been indicated in the chart below. The job titles and ages of individuals who were not selected for the program are also indicated in the chart.

Selected employees age forty or over shall have at least 45 days to consider the Company’s severance offer and may revoke their agreement to participate in the program within seven (7) days of their execution of an agreement. Selected employees under age forty shall have at least seven (7) days to consider the Company’s severance offer and do not have a right of revocation.

Class/Unit/Department	Job Title and Ages of Employees Selected	Job Title and Ages of Employees Not Selected
Corporate Technical Operations		VP - Architecture & Production Support (37) VP - Client Services (35) VP Operations & Production Support (59) VP - R & D (46) EVP, Chief Technology Officer (57)

Business Development	VP-Sales & Marketing (47)*	Chief Sales Officer (39)

Domestic Sales		VP - Domestic Sales (43)

Product Management		VP - Product Development and Marketing (40)

International Sales	VP - International Sales 43)

Solutions Consulting		VP-Professional Services (38)

Executive / Strategic Management	Chief Operating Officer (53)*	Chief Operating Officer (36) Chairman of the Board (52) VP Technology Ventures (62) Acting President & CEO (63)

Legal		VP & General Counsel (54)

*Termination date 12/31/06